UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33274	20-570154
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio  44145

(Address of Principal Executive Offices) (Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Item 2.01.         Completion of Acquisition or Disposition of Assets.

Item 3.03.         Material Modification to Rights of Security Holders.

Item 5.01.         Changes in Control of Registrant.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

TA Transaction

On January 31, 2007, Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”), completed its previously reported acquisition of TravelCenters of America, Inc. (“TravelCenters”).  The total consideration HPT paid to acquire TravelCenters was approximately $1.9 billion.  Upon completion of the acquisition, HPT restructured the business of TravelCenters and distributed all of our common shares to HPT’s shareholders in a spin off transaction.  This transaction is more fully described in the final prospectus contained in Amendment No. 2 to our Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on January 26, 2007 and is incorporated herein by reference.  At the closing of the transaction, we entered into the various agreements described in the prospectus and previously disclosed changes in management became effective.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The Company hereby files the following exhibits:

2.1                               Agreement and Plan of Merger, dated September 15, 2006, among TravelCenters of America, Inc., Hospitality Properties Trust, HPT TA Merger Sub Inc. and Oak Hill Capital Partners, L.P.  (Incorporated by reference to Exhibit 2.1 of our Registration Statement on Form S-1 dated December 12, 2006, as amended.)

2.2                                 Amendment No. 1, dated as of January 30, 2007, to the Agreement and Plan of Merger among TravelCenters of America, Inc., Hospitality Properties Trust, HPT TA Merger Sub Inc. and Oak Hill Capital Partners, L.P.  (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

	By:	/s/ James W. George
	Name:	James W. George
Dated: February 2, 2007	Title:	Executive Vice President and Chief Financial Officer